UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices)

(918) 236-6461

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering

On April 19, 2024, ClearSign Technologies Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Public Ventures, LLC (“Public Ventures”), as underwriter, relating to the offering, issuance and sale of an aggregate of (i) 4,620,760 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) redeemable warrants to purchase 4,620,760 shares of Common Stock (the “Common Warrants”), for aggregate gross proceeds of $4,251,099 (the “Public Offering”). The Common Warrants will have an exercise price of $1.05 per share, subject to adjustment as provided for therein, will be exercisable immediately and be exercisable for a period of 5 years from the date of issuance. Additionally, the Company may redeem the Common Warrants once they become exercisable upon 30 days’ advance notice if the closing price of the Common Stock reported equals to or exceeds $2.275 for any 20 business days within a 30 consecutive business-day period. The Common Warrants will be offered and sold at the rate of one (1) Common Warrant for every one (1) share of Common Stock purchased in the Public Offering. The public offering price for each set of one (1) share of Common Stock and accompanying Common Warrant will be $0.92, yielding an effective price of $0.91 per share and $0.01 per Common Warrant. The net proceeds to the Company from the Public Offering are expected to be approximately $3,630,091, assuming no exercise of the underwriter’s over-allotment option (described below) and after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Public Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-265967) that was declared effective on August 12, 2022 (as amended, the “Registration Statement”) by the Securities and Exchange Commission (the “SEC”), the base prospectus included therein, the preliminary prospectus supplements filed with the SEC and a final prospectus supplement to be filed with the SEC.

Pursuant to the Underwriting Agreement, the Company granted to Public Ventures, as underwriter in the Public Offering, an option, exercisable not later than 45 days after the execution of the Underwriting Agreement, to purchase from the Company (i) up to an additional 693,114 shares of Common Stock and accompanying Common Warrants to purchase up to 693,114 shares of Common Stock; or (ii) up to an additional 693,114 shares of Common Stock only, representing up to fifteen percent (15%) of the shares of Common Stock and Common Warrants, or Common Stock only, as the case may be, sold in the Public Offering for the purpose of covering over-allotments of such securities, if any.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock until December 31, 2024, subject to certain exceptions set forth therein.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, the Company agreed to issue to Public Ventures, or its designees, upon the closing of the Public Offering, warrants (the “Underwriter’s Warrants”) to purchase Common Stock equal to eight percent (8%) of the total number of shares of Common Stock sold in the Public Offering, or up to 369,660 shares of Common Stock assuming no exercise of the underwriter’s over-allotment option (the “Underwriter’s Warrant Shares”). The Underwriter’s Warrants will be exercisable at an exercise price of $1.1375 per share. The Underwriter’s Warrants will become exercisable 180 days after the execution of the Underwriting Agreement, expire 5 years after the execution of the Underwriting Agreement and may be exercised on a cashless basis based on a formula set forth therein.

Pursuant to the Underwriting Agreement, the Company’s directors, officers and five percent (5%) or greater beneficial stockholder entered into lock-up agreements with Public Ventures, pursuant to which the Company’s directors and officers have agreed, for a period of 180 days after the closing of the Public Offering, or, with respect to the five percent (5%) or greater stockholder, until December 31, 2024, not to dispose their shares of Common Stock or Common Stock equivalents, subject to certain exceptions (collectively, the “Lock-Up Agreements”).

The Company will also enter into a warrant agent agreement with the Company’s transfer agent, VStock Transfer, LLC (“VStock”), which will act as warrant agent for the Company, setting forth certain terms and conditions with respect to VStock’s service as warrant agent for the Common Warrants (the “Warrant Agent Agreement”).

The Public Offering is expected to close on or about April 23, 2024, subject to the satisfaction of customary closing conditions.

The foregoing description of the Underwriting Agreement, the Common Warrants, the Underwriter’s Warrants, Lock-Up Agreements and the Warrant Agent Agreement is not complete and is subject to, and qualified in its entirety by, reference to the full text of such documents, forms of which are filed as Exhibit 1.1, 4.1, 4.2, 10.2, 10.3 and 10.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated by reference herein.

Concurrent Private Offering

On April 19, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (“Private Purchaser”) whereby the Company will issue, in a private placement (the “Concurrent Private Offering”) to be completed concurrently with the completion of the Public Offering, an aggregate of (i) 5,405,405 shares of Common Stock (the “Private Shares”), and (ii) redeemable warrants (the “Private Warrants”) to purchase up to an aggregate of 8,108,108 shares of the Company’s common stock (“Private Warrant Shares”), in a ratio of one and a half (1 ½) Private Warrants for every one (1) Private Share sold in the Concurrent Private Offering, for aggregate gross proceeds of $5,000,000. The Private Warrants will be exercisable at an exercise price of $1.05 per share, will be exercisable 6 months after issuance and will expire 5 years from the date of issuance. Additionally, the Private Warrants may be redeemed by the Company on the same terms as the Common Warrants once they become exercisable, provided that the Private Warrants may only be redeemed if there is an effective registration statement covering the resale of the Private Warrant Shares. The offering price for each Private Share and accompanying one and a half (1 1/2) Private Warrants will be $0.925. The net proceeds from the Concurrent Private Offering are expected to be approximately $4,481,000, after deducting placement agent fees and other estimated offering expenses payable by the Company.

In connection with the Concurrent Private Offering, the Company has agreed to file a registration statement covering the resale of the Private Shares and the Private Warrant Shares within 45 days of the date of the Securities Purchase Agreement, subject to the terms and conditions of the Securities Purchase Agreement.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Private Purchaser and customary indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to a letter agreement dated as of April 17, 2024, the Company engaged Public Ventures to act as its exclusive placement agent in connection with the Concurrent Private Offering (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company has agreed to pay Public Ventures a cash fee equal to eight percent (8.0%) of the aggregate gross proceeds of the Concurrent Private Offering, excluding the proceeds, if any, from the exercise of the Private Warrants. In addition, the Company agreed to issue to Public Ventures or its designees, upon the closing of the Concurrent Private Offering, warrants (the “Placement Agent Warrants”) to purchase up to 432,432 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will be exercisable 180 days after the execution of the Securities Purchase Agreement, expire 5 years after the date of the Securities Purchase Agreement and may be exercised on a cashless basis based on a formula set forth therein. The Placement Agent Warrants will have substantially the same terms as the Underwriter’s Warrants.

The Concurrent Private Offering is expected to close on or about April 23, 2024, subject to the satisfaction of customary closing conditions.

The foregoing description of the Securities Purchase Agreement, the Private Warrants and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of such documents, forms of which are filed herewith as Exhibits 10.4, 4.3 and 4.4, respectively, to this Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The offer and sale of the Underwriter’s Warrants, Underwriter’s Warrant Shares, Private Shares, Private Warrants, Private Warrant Shares, Placement Agent Warrants and Placement Agent Warrant Shares have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On April 19, 2024, the Company issued a press release announcing that it had priced the Public Offering and the Concurrent Private Offering. A copy of the press release is furnished hereto as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Public Offering and the Concurrent Private Offering and the amount of proceeds expected from the Public Offering and the Concurrent Private Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its annual filing on Form 10-K filed with the SEC on April 1, 2024, the preliminary prospectus supplements filed with the SEC on March 18, 2024 and April 19, 2024, and the final prospectus supplement to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement, dated April 19, 2024, by and between ClearSign Technologies Corporation and Public Ventures, LLC, as Representative of the Underwriters.
4.1*	Form of Common Warrant.
4.2*	Form of Underwriter’s Warrant.
4.3*	Form of Private Warrant.
4.4*	Form of Placement Agent Warrant.
10.1*	Form of Warrant Agent Agreement by and between ClearSign Technologies Corporation and VStock Transfer, LLC.
10.2*	Form of Lock-Up Agreement (directors and officers).
10.3*	Form of Lock-Up Agreement (5% or greater stockholder).
10.4*	Securities Purchase Agreement, dated April 19, 2024.
99.1**	Press Release dated April 19, 2024.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer